
<ARTICLE>                                           7
<CIK>                 0000054473
<NAME>                Kansas City Life Insurance Company
<MULTIPLIER>                                       1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                             DEC-31-2000
<PERIOD-START>                                JAN-01-2000
<PERIOD-END>                                  MAR-31-2000
<DEBT-HELD-FOR-SALE>                          $2,009,232
<DEBT-CARRYING-VALUE>                             93,777
<DEBT-MARKET-VALUE>                               93,296
<EQUITIES>                                        99,380
<MORTGAGE>                                       339,122
<REAL-ESTATE>                                     83,726
<TOTAL-INVEST>                                 2,749,415
<CASH>                                             9,760
<RECOVER-REINSURE>                               124,604
<DEFERRED-ACQUISITION>                           236,344
<TOTAL-ASSETS>                                 3,611,310
<POLICY-LOSSES>                                  828,132
<UNEARNED-PREMIUMS>                                    0
<POLICY-OTHER>                                    34,886
<POLICY-HOLDER-FUNDS>                          1,817,656
<NOTES-PAYABLE>                                   30,000
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                          23,121
<OTHER-SE>                                       479,628
<TOTAL-LIABILITY-AND-EQUITY>                   3,611,310
<PREMIUMS>                                        36,685
<INVESTMENT-INCOME>                               50,642
<INVESTMENT-GAINS>                                   486
<OTHER-INCOME>                                    32,700
<BENEFITS>                                        68,324
<UNDERWRITING-AMORTIZATION>                        8,588
<UNDERWRITING-OTHER>                               1,950
<INCOME-PRETAX>                                   18,962
<INCOME-TAX>                                       5,844
<INCOME-CONTINUING>                               13,118
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                      13,118
<EPS-BASIC>                                         1.09
<EPS-DILUTED>                                       1.09
<RESERVE-OPEN>                                         0
<PROVISION-CURRENT>                                    0
<PROVISION-PRIOR>                                      0
<PAYMENTS-CURRENT>                                     0
<PAYMENTS-PRIOR>                                       0
<RESERVE-CLOSE>                                        0
<CUMULATIVE-DEFICIENCY>                                0

<F1> Debt  securities  held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.

<F2> Debt  securities  represent  FASB  115  held  to  maturity  fixed  maturity securities, and do not include trading securities or securities available for sale.

<F3> Equity  securities  include equity  securities  that are available for sale under FASB 115.

<F4> Real Estate includes real estate joint ventures.

<F5> Policyholder funds include  accumulated  contract values as defined by FASB
     97, dividend and coupon accumulations and other policyowner funds.

<F6> Underwriting expenses - other reprsenet amortization of the value of purchased insurance in force.


